EXHIBIT 32

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

Pursuant to 18 U.S.C. § 1350, the undersigned officers of Lightyear Network Solutions, Inc. (the “Company”), hereby certify that the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 14, 2011	/s/	Stephen M. Lochmueller
Stephen M. Lochmueller
Chief Executive Officer

Date: November 14, 2011	/s/	Elaine G. Bush
Elaine G. Bush
Chief Financial Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.